                                                                    Exhibit 99.2


                                                            [LOGO]


                         RETIREMENT AND SAVINGS PLAN OF

                           LOCTITE PUERTO RICO, INC.

                            (SAVINGS PLAN FUND ONLY)

                            FINANCIAL STATEMENTS AND

                             ADDITIONAL INFORMATION

                             JUNE 30, 1994 AND 1993

                         RETIREMENT AND SAVINGS PLAN OF

                           LOCTITE PUERTO RICO, INC.

                            (SAVINGS PLAN FUND ONLY)

                   TABLE OF CONTENTS TO FINANCIAL STATEMENTS AND

                             ADDITIONAL INFORMATION

                                                               Page
                                                               ----
Financial Statements:

        Report of Independent Accountants .....................   8

        Statement of Net Assets Available for
         Benefits with Fund Information .......................   9

        Statement of Changes in Net Assets Available
         for Benefits with Fund Information ...................  10

        Notes to Financial Statements ......................... 11-16

Additional Information: *

        Schedule I - Schedule of Assets Held for Investment
         Purposes  ............................................  17

        Schedule 11 - Schedule of Reportable Transactions .....  18


* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        [PRICE WATERHOUSE LETTERHEAD]



                      REPORT OF INDEPENDENT ACCOUNTANTS


October 3, 1994

To the Participants and Administrator
 of the Retirement and Savings Plan of
 Loctite Puerto Rico, Inc. (Savings Plan Fund Only)

In our opinion, the financial statements of Net Assets Available for Benefits and the related statement of Changes in Net Assets Available for Benefits present fairly, in all material respects, the net assets available for benefits of the Retirement and Savings Plan of Loctite Puerto Rico, Inc. (Savings Plan Fund Only) at June 30, 1994 and 1993, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for the purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the Statement of Net Assets and the Statement of Changes in Net Assets Available for Benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available from plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ PRICE WATERHOUSE
- ------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS
(OF PUERTO RICO)
License No. 10 Expires Dec. 1, 1995
Stamp 1 2 4 9 3 2 0 of the P.R. Society of
Certified Public Accountants has been
affixed to the file copy of this report

                         RETIREMENT AND SAVINGS PLAN OF

                           LOCTITE PUERTO RICO, INC.

                            (SAVINGS PLAN FUND ONLY)

     STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS (WITH FUND INFORMATION)


                                                     June 30, 1994                                  June 30, 1993
                                                     -------------                                  -------------
                                       Company    Fixed     Diversified               Company     Fixed     Diversified
                                        Stock    Income       Equity                   Stock      Income       Equity
                                        Fund      Fund         Fund          Total      Fund       Fund         Fund        Total
                                      --------   --------    --------    ----------   --------   --------    --------    ----------
ASSETS

Investment, at fair value:
  Loctite Corporation common
      stock                           $642,519                           $  642,519   $473,905                           $  473,905
  Fixed income funds                             $  8,292                     8,292
  Diversified equity funds                                   $189,546       189,546                          $ 94,859        94,859
                                      --------   --------    --------    ----------   --------               --------    ----------
                                       642,519      8,292     189,546       840,357    473,905                 94,859       568,764
  Guaranted investment contract, at
      contract value                              645,250                   645,250              $525,853                   525,853
                                      --------   --------    --------    ----------   --------   --------    --------    ----------
                                       642,519    653,542     189,546     1,485,607    473,905    525,853      94,859     1,094,617
                                      --------   --------    --------    ----------   --------   --------    --------    ----------
Receivables:
  Employer's contribution                                                                5,584                                5,584
  Participants' contribution                                                             2,035      7,980       3,111        13,126
  Accrued interest and dividends         2,988      3,281                     6,269      2,433      2,912         327         5,672
                                      --------   --------    --------    ----------   --------   --------    --------    ----------
                                         2,988      3,281                     6,269     10,052     10,892       3,438        24,382
                                      --------   --------    --------    ----------   --------   --------    --------    ----------
Cash                                        11          6           7            24        (58)         3           5           (50)
                                      --------   --------    --------    ----------   --------   --------    --------    ----------

Net assets available for benefits     $645,518   $656,829    $189,553    $1,491,900   $483,899   $536,748     $98,302    $1,118,949
                                      ========   ========    ========    ==========   ========   ========     =======    ==========

         The accompanying notes are an integral part of this statement.

                         RETIREMENT AND SAVINGS PLAN OF

                           LOCTITE PUERTO RICO, INC.

                            (SAVINGS PLAN FUND ONLY)

     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (WITH FUND

                                 INFORMATION)


                                                         June 30, 1994                               June 30, 1993
                                                         -------------                               -------------
                                          Company     Fixed    Diversified                Company     Fixed   Diversified
                                           Stock     Income      Equity                    Stock      Income    Equity
                                           Fund       Fund        Fund           Total      Fund       Fund      Fund        Total
                                         --------   --------    --------     ----------   --------   --------   -------  ----------
Additions to net assets
  attributed to:
      Interest                           $     73   $ 38,097    $     40     $   38,210   $     59   $ 30,867  $    13   $   30,939
      Dividends                            11,120                  3,144         14,164      8,732               2,314       11,046
      Net appreciation (depreciation)
         in fair market value of
         investments                       43,656                  5,471         49,127    (39,652)             11,311      (28,341)
                                         --------   --------    --------     ----------   --------   --------  -------   ----------
                                           54,849     38,097       8,655        101,601    (30,861)    30,867   13,638       13,644
                                         --------   --------    --------     ----------   --------   --------  -------   ----------
Contributions:
      Participants                         40,824    113,705      88,417        242,946     30,875    129,079   31,998      191,952
      Employer                             99,892                                99,892     83,610                           83,610
      Other                                                                                   (539)     5,191    1,355        6,007
                                         --------   --------    --------     ----------   --------   --------  -------   ----------
                                          140,716    113,705      88,417        342,838    113,946    134,270   33,353      281,569
                                         --------   --------    --------     ----------   --------   --------  -------   ----------
               Total additions            195,565    151,802      97,072        444,439     83,085    165,137   46,991      295,213
                                         --------   --------    --------     ----------   --------   --------  -------   ----------
Deductions from net
  assets attributable to
  distribution to participants            (33,946)   (31,721)     (5,821)       (71,488)   (28,517)   (26,056)  (3,954)     (58,527)
                                         --------   --------    --------     ----------   --------   --------  -------   ----------
               Net increase               161,619    120,081      91,251        372,951     54,568    139,081   43,037      236,686

      Net assets at beginning of year     483,899    536,748      98,302      1,118,949    429,331    397,667   55,265      882,263
                                         --------   --------    --------     ----------   --------   --------  -------   ----------
      Net assets at end of year          $645,518   $656,829    $189,553     $1,491,900   $483,899   $536,748  $98,302   $1,118,949
                                         ========   ========    ========     ==========   ========   ========  =======   ==========

         The accompanying notes are an integral part of this statement.

                         RETIREMENT AND SAVINGS PLAN OF

                           LOCTITE PUERTO RICO, INC.

                            (SAVINGS PLAN FUND ONLY)

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - REPORTING ENTITY:

Retirement and Savings Plan of Loctite Puerto Rico, Inc. (Savings Plan Fund
Only) (the "Plan") was established on July 1, 1989. It is administered by a Savings Plan Committee appointed by the Committee on Human Resources of the Company's Board of Directors of Loctite Puerto Rico, Inc. (the Company). The purpose of the Plan is to encourage and provide a convenient way for the employees of Loctite Puerto Rico, Inc. to save on a regular and long-term basis, to provide additional retirement benefits, and to encourage such employees to make and continue careers with the Company.

NOTE 2 - DESCRIPTION OF THE PLAN:

The following description of the Plan provides only general information. Participants should refer to the Plan Agreement for a more complete description of the Plan's provisions.

General

The Plan is a defined contribution plan covering all employees of the Company who have one year of service (with at least 1,000 hours of service) and are age twenty one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Contributions

Participants may contribute up to 16% of their annual compensation. The Company makes a contribution equivalent to 50% of the first 6% of each participant's contributions. The company's contribution however is all directed to the Loctite's common stock fund. The participants' and Company's contributions are remitted monthly to the Trustee.

Investments Options:

The participants' contributions must be invested, as selected by the participants, in any one or more of the following funds covered by the Plan:

         Company stock fund - Funds are invested solely in Loctite Corporation's common stock. Participants' contributions to the Company's stock fund are limited to a maximum of 25% of their contributions.

         Fixed income fund - Funds are invested in guaranteed investment contracts ("GIC") with Metropolitan Life Insurance Company and CNA Insurance Companies and New York Life Insurance Company. These contract are designed to produce a fixed rate of return.

         Diversified Equity fund - Participants' contributions to the diversified equity fund are invested in the Fidelity Advisor Equity Portfolio fund.

Participating Employees

There were 140 participating employees in the Plan as of June 30, 1994 and 121 as of June 30, 1993.

Vesting

Participants are fully vested at all times in their contributions and the investment experience associated therewith. Participants become fully vested in the Company's contributions and the investment experience associated therewith when they complete five years of service with the Company. In the event of the participant's death, disability, or retirement, all amounts in the participant's account become fully vested.

NOTE 3- SUMMARY OF ACCOUNTING POLICIES:

Method of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

Investments

Plan investments, other than the GIC's, are stated at fair value. The Company stock is valued at its quoted market price. Mutual fund investments are valued at fair value, representing the value at which shares of the fund may be purchased or redeemed.

Payment of Benefits

On termination of service, a participant shall receive a lump-sum amount equal to the value of his or her account. Active participants may also elect hardship and in service withdrawals in accordance with plan provisions.

NOTE 4 - BENEFIT OBLIGATION:

At June 30, 1993 benefit obligations for persons who had withdrawn from participation in the Plan's Guaranteed Income Fund was $2,698.

NOTE 5 - INVESTMENTS:

The Plan's investments are held in trust by Fleet Bank, National Association Trustee (the "Trustee") under the terms of a Trust Agreement. The following table presents the fair values of those investments that represent 5 percent or more of the Plan's net assets.

                                                                                     June 30,
                                                                                     --------
                                                                             1994                 1993
                                                                             ----                 ----
Investments at Fair Value as
 Determined by Quoted Market Price:

   Company stock fund -
     Loctite Corporation Common Stock -
       14,942 and 12,074 shares                                        $  631,300          $  473,905
                                                                       ----------          ----------

Investments at Fair Value:

   Mutual Funds -
     Fidelity Advisory Services III Equity
     Portfolio Inc. - 11,876 and 6,542 shares                             181,590              94,859
                                                                       ----------          ----------

Investments at Contract Value:
 Guaranteed Investment Contracts with:

   Metropolitan Life Insurance Company
     Contract No. GAC-10334-4, 9.01%,
     due 1-3-94                                                                                85,941

   New York Life Insurance Company
     Contract No. GA-06857-2, 5.60%
     due 12-31-98                                                         122,412

   Metropolitan Life Insurance Company
     Contract No. GAC-13342-169, 6.54%,
     due 10-23-97                                                         271,212             254,563

   CNA Insurance Companies
     Contract No. 12862-016
     6.6% due 12-31-97                                                    251,626             185,349
                                                                       ----------          ----------

           Total investments                                           $1,458,140          $1,094,617
                                                                       ==========          ==========

During June 30, 1994 and 1993, the Plan's investments (including gains and losses on investments bought and sold during the year) appreciated (depreciated) in value by $49,127 and ($28,341), respectively, as follows:

                                                                                    Year ended
                                                                                     June 30,
                                                                                     --------
                                                                             1994                 1993
                                                                             ----                 ----
 Investments at fair value as
   determined by quoted market price:
     Loctite Corporation Common Stock
       Fund                                                               $43,656            ($39,652)
     Diversified Equity Fund                                                5,471              11,311
                                                                          -------            --------

           Net change in fair value                                       $49,127            ($28,341)
                                                                          =======            ========


The following tables summarize the net gain on sales of stock during 1994 and 1993:

                                                                                             Gain (loss)
Month of                       Number of                                                        on sale
 sale                        shares sold             Proceeds                Cost              of stock
 ----                        -----------             --------                ----              --------

 1994:
 ------
August                                269             $ 4,008             $ 3,337              $  671
August                                128               4,730               4,183                 547
October                               159               5,872               5,417                 455
December                               91               3,351               3,115                 236
February                               37               1,395               1,231                 164
March                                 141               5,283               4,705                 578
April                                 254               9,545               8,803                 742
April                                  62               2,330               2,149                 181
June                                   25               1,053                 885                 168
                                    -----             -------             -------              ------

                                    1,166             $37,567             $33,825              $3,742
                                    =====             =======             =======              ======

 1993:
 -----
September                              16             $   672             $   476              $  196
October                                52               1,071                 854                 217
November                              313               5,394               4,541                 853
December                              151               6,496               4,631               1,865
February                              119               5,479               3,862               1,617
March                                  15                 640                 476                 164
April                                  63               2,749               2,112                 637
May                                   100               4,161               3,191                 970
June                                  132               5,079               4,212                 867
                                    -----             -------             -------              ------

                                      961             $31,741             $24,355              $7,386
                                    =====             =======             =======              ======

ERISA requires the use of the revalued cost method for reporting realized and unrealized gains and losses on Form 5500. Under this method, realized gains and losses are calculated as sales proceeds less the current value as of the beginning of the year (or acquisition cost if acquired during the year). Unrealized gains and losses are calculated as current value of investments held at the end of the year less their current value as of the beginning of the year (or acquisition cost if acquired during the year). Realized and unrealized gains and losses calculated using the current value method for the year ended June 30, 1994 and 1993 and the amounts presented in the financial statements are reconciled as follows:


                                                                 1994                                   1993
                                                                 ----                                   -----
                                                      Financial                              Financial
                                                     statements         Form 5500            statements         Form 5500
                                                     ----------         ---------            ----------         ---------

Net gain (loss) on investments
 sold                                                 $ 3,742              (1,542)            $ 7,386                 (25)
Unrealized gain (loss) in fair market
 value of investments                                  45,385              50,669             (35,727)            (28,316)
                                                      -------             -------            --------             -------

Net gain (loss)                                       $49,127             $49,127            ($28,341)            $28,341
                                                      =======             =======            ========             =======


NOTE 6 - GUARANTEED INVESTMENT CONTRACT:

Participants' contributions to the fixed income fund were invested in three guaranteed investment contracts one with Metropolitan Life Insurance Company and one CNA Insurance Companies and one with New York Life Insurance Company which guaranteed return ranging from 5.6% to 6.6%, maturing from October 23, 1997 to December 31, 1998.

NOTE 8 - INCOME TAXES:

The Plan has been qualified as tax exempt by the Puerto Rico Department of Treasury under the provisions of Section 165(a) of the Puerto Rico Income Tax Act of 1954, as amended. The Plan also qualifies as tax exempt for federal income tax purposes under the provisions of Section 1022 (i) of ERISA.

Under present U.S. and Puerto Rico income tax laws and regulations, a participant is not subject to income taxes on the contributions of the employing company, or on the interest, dividends or profits on the sale of securities received by the Trustee until the participant's account is distributed to the participant.

NOTE 9 - FEES AND EXPENSES:

As indicated in the Plan Agreement, the Trustee's fees and all administrative expenses incurred in the management of the Plan are paid by the Company.

NOTE 10 - PLAN TERMINATION:

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100 percent vested in their accounts.

                                                          ADDITIONAL INFORMATION

                                                                      SCHEDULE I

            RETIREMENT AND SAVINGS PLAN OF LOCTITE PUERTO RICO, INC.

                            (SAVINGS PLAN FUND ONLY)

      ITEM 27a FORM 5500 - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                 JUNE 30, 1994

                                           Number of shares
                                             or Principal
  Identity of Issues                           amount               Cost of assets       Current value
  ------------------                       -----------------        --------------       -------------
FIXED INCOME FUND
- -----------------
Metropolitan Life Insurance Co.
 Contract No. GAC-10334-4
 9.01% Mat. 1/3/94

New York Life Insurance Co.
 Contract No. GA-06857-2
 5.60% Mat. 12/31/98                              122,412               122,412             122,412

Metropolitan Life Insurance Co.
 Contract No. GAC-13342-169
 6.54% Mat. 10/23/97                              271,212               271,212             271,212

CNA Insurance Companies
 Contract No. 12862-016
 6.6% Mat. 12/31/97                               251,626               251,626             251,626

Fleet Short Term Investment Funds                   8,292                 8,292               8,292
                                                                     ----------          ----------
                                                                        653,542             653,542
                                                                     ----------          ----------

COMPANY STOCK FUND
- ------------------
Loctite Corporation
 Common stock                                      14,942               508,429             631,300

Fleet Short-Term Investment Funds                  11,219                11,219              11,219
                                                                     ----------          ----------
                                                                        519,648             642,519
                                                                     ----------          ----------

DIVERSIFIED EQUITY FUND
- -----------------------
Fidelity Advisor Equity Portfolio                  11,876               161,623             181,590
Fleet Short Term Investment Funds                   7,956                 7,956               7,956
                                                                     ----------          ----------
                                                                        169,579             189,546
                                                                     ----------          ----------
   Total Investments                                                 $1,342,769          $1,485,607
                                                                     ----------          ----------

                                                          ADDITIONAL INFORMATION

                                                                     SCHEDULE II


                          RETIREMENT AND SAVINGS PLAN

                          OF LOCTITE PUERTO RICO, INC.

                            (SAVINGS PLAN FUND ONLY)

            ITEM 27d FORM 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS

                            YEAR ENDED JUNE 30, 1994

                                                                                                         Current value
                             Description              Purchase          Selling            Cost of      on transactions
Party Involved                 of Asset                 Price            Price              Asset            date
- --------------               -----------              --------          -------            -------      ---------------


New York
Life Insurance Co.       Guaranteed Insurance
                          Contract                     $90,379                              $90,379          $90,379

Metropolitan Life
Insurance Co.            Guarantee Insurance
                          Contract                                      $90,379             $90,379          $90,379


* Transactions in excess of 5 percent of the current value of Plan's assets as of June 30, 1994 as defined in Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.